Exhibit 99.1

VIVINT SOLAR ANNOUNCES THIRD QUARTER 2015 FINANCIAL RESULTS

Megawatts Installed Increased 24% Year-over-Year

Retained Value Increased 99% Year-over-Year

Revenue Increased 170% Year-over-Year

LEHI, Utah, November 16, 2015 -- Vivint Solar (NYSE: VSLR), today announced financial results for the third quarter ended September 30, 2015.

Third Quarter 2015 Operating Highlights

Key operating and development highlights for the quarter ended September 30, 2015 include:

•	MW Booked of approximately 71 MWs for the quarter, up 15% year-over-year.

•	MW Installed of approximately 61 MWs, up 24% year-over-year. Total cumulative MWs installed were approximately 400 MWs.

•	Installations were 8,658 for the quarter, up 25% year-over-year. Cumulative installations were 60,116.

•	Estimated Nominal Contracted Payments Remaining increased by approximately $214 million during the quarter and was approximately $1.7 billion, up 97% year-over-year.

•	Estimated Retained Value increased by approximately $113 million during the quarter to approximately $793 million, up 99% year-over-year.

•	Estimated Retained Value per Watt was $1.98.

•	Cost per Watt was $3.12, up from $3.00 in the second quarter of 2015 and flat compared to the third quarter of 2014.

Third Quarter 2015 GAAP Financial Results

Summary GAAP financial results for the quarter ended September 30, 2015 include:

•

Operating Leases and Incentives Revenue was $21.8 million, up 205% from $7.1 million in the third quarter of the prior year. Total revenue for the quarter was $22.5 million, up 170% from $8.3 million in the third quarter of the prior year.

•	Cost of Revenue – Operating Leases and Incentives was $37.6 million, up from $19.5 million in the same period of 2014.

•

Total Operating Expenses, including cost of revenue, were $76.9 million, compared to $66.7 million in the third quarter of 2014. Operating expenses included non-cash stock-based compensation expense of $2.6 million and amortization of intangibles of $3.7 million.

•	Loss from Operations was $54.4 million compared to $58.4 million in the same period of 2014.

•	GAAP Net Income Available to Stockholders per Diluted Share was $0.00, up from ($0.45) in the third quarter of 2014.

•

Non-GAAP Loss Before Non-Controlling Interests and Redeemable Non-Controlling Interests per Share was ($0.47), up from ($0.66) in the same period of 2014. See below for a further discussion of Non-GAAP Loss per Share.

•	Cash and Cash Equivalents as of September 30, 2015 were $81.8 million.

Financing Activity

As of September 30, 2015, the Company had $77 million in undrawn capacity in the working capital facility, $192 million in undrawn capacity in the aggregation facility, and 167 MWs of installation capacity remaining in our tax equity funds.

About Vivint Solar

Vivint Solar is a leading provider of distributed solar energy systems – electricity generated by a solar energy system installed at a customer’s location – to residential customers in the United States. Vivint Solar’s customers pay little to no money upfront, receive significant savings relative to utility generated electricity rates and continue to benefit from guaranteed energy prices over the 20-year term of their contracts.  Vivint Solar finances, designs, installs, monitors and services the solar energy systems to make things easy for its customers. For more information, visit www.vivintsolar.com or follow @VivintSolar.

Note on Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, including statements regarding Vivint Solar’s growth prospects, and operating and financial results such as estimates of nominal contracted payments remaining, estimated retained value, estimated retained value per watt, estimated shares outstanding, the capacity of solar energy systems expected to be installed, estimated total revenue, and estimated total operating expenses and the assumptions related to the calculation of the foregoing metrics.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements should not be read as a guarantee of future performance or results, and they will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These statements are based on current expectations and assumptions regarding future events and business performance as of the date of this press release, and they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including but not limited to: the availability of additional financing on acceptable terms; changes in the retail price of traditional utility generated electricity; changes in electric utility policies and regulations; the availability of rebates, tax credits and other incentives, including solar renewable energy certificates, or SRECs and state incentives, that affect the pricing of our offering; regulations and policies related to net metering; changes in regulations, tariffs and other trade barriers and tax policy affecting us and our industry; our ability to manage our recent and future growth effectively, including attracting, training and retaining sales personnel and solar energy system installers; the availability and price of solar panels and other system components, the assumptions employed in calculating our operating metrics may be inaccurate; Vivint Solar’s limited operating history, particularly as a new public company; and such other risks identified in the registration statements and reports that Vivint Solar files with the U.S. Securities and Exchange Commission, or SEC, from time to time. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in those statements will be achieved or will occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements. Except as required by law, Vivint Solar does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. You should read the documents Vivint Solar has filed with the SEC for more complete information about the company. These documents are available on both the EDGAR section of the SEC’s website at www.sec.gov and the Investor Relations section of the company’s website at www.vivintsolar.com

Vivint Solar, Inc.
Condensed Consolidated Unaudited Balance Sheets
(In thousands)

	September 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$81,755	$261,649
Accounts receivable, net	5,464	1,837
Inventories	472	774
Prepaid expenses and other current assets	20,861	16,806
Total current assets	108,552	281,066
Restricted cash and cash equivalents	13,172	6,516
Solar energy systems, net	986,908	588,167
Property and equipment, net	34,048	13,024
Intangible assets, net	4,462	18,487
Goodwill	36,601	36,601
Prepaid tax asset, net	247,861	111,910
Other non-current assets, net	9,409	8,553
TOTAL ASSETS	$1,441,013	$1,064,324
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Current liabilities:
Accounts payable	$87,890	$51,354
Accounts payable—related party	1,544	2,132
Distributions payable to non-controlling interests and redeemable non-controlling interests	8,316	6,780
Accrued compensation	21,102	16,794
Current portion of deferred revenue	423	314
Current portion of capital lease obligation	5,147	3,502
Accrued and other current liabilities	34,286	14,016
Total current liabilities	158,708	94,892
Capital lease obligation, net of current portion	9,801	6,176
Long-term debt	253,000	105,000
Deferred tax liability, net	193,692	112,227
Deferred revenue, net of current portion	30,118	4,466
Other non-current liabilities	15,255	—
Total liabilities	660,574	322,761
Commitments and contingencies
Redeemable non-controlling interests	171,179	128,427
Stockholders' equity:
Common stock	1,065	1,053
Additional paid-in capital	528,252	502,785
Retained earnings (accumulated deficit)	421	(25,849)
Total stockholders' equity	529,738	477,989
Non-controlling interests	79,522	135,147
Total equity	609,260	613,136
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY	$1,441,013	$1,064,324

Vivint Solar, Inc.
Condensed Consolidated Unaudited Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue:
Operating leases and incentives	$21,781	$7,131	$45,662	$15,798
Solar energy system and product sales	693	1,202	2,492	2,600
Total revenue	22,474	8,333	48,154	18,398
Operating expenses:
Cost of revenue—operating leases and incentives	37,624	19,515	94,799	47,161
Cost of revenue—solar energy system and product sales	470	627	1,384	1,510
Sales and marketing	12,051	5,220	37,181	16,229
Research and development	1,047	431	2,549	1,403
General and administrative	21,954	37,170	71,948	63,276
Amortization of intangible assets	3,711	3,727	11,195	11,155
Impairment of intangible assets	—	—	4,506	—
Total operating expenses	76,857	66,690	223,562	140,734
Loss from operations	(54,383)	(58,357)	(175,408)	(122,336)
Interest expense	3,351	3,261	8,208	7,335
Other expense	26	297	399	1,462
Loss before income taxes	(57,760)	(61,915)	(184,015)	(131,133)
Income tax (benefit) expense	(7,448)	(10,222)	15,977	(3,286)
Net loss	(50,312)	(51,693)	(199,992)	(127,847)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(50,780)	(16,415)	(226,262)	(105,103)
Net income available (loss attributable) to common stockholders	$468	$(35,278)	$26,270	$(22,744)
Net income available (loss attributable) per share to common stockholders:
Basic	$0.00	$(0.45)	$0.25	$(0.30)
Diluted	$0.00	$(0.45)	$0.24	$(0.30)
Weighted-average shares used in computing net income available (loss attributable) per share to common stockholders:
Basic	106,492	78,428	105,932	76,160
Diluted	110,223	78,428	109,694	76,160

Vivint Solar, Inc.
Condensed Consolidated Unaudited Statements of Cash Flows
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(50,312)	$(51,693)	$(199,992)	$(127,847)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,018	2,426	16,771	5,435
Amortization of intangible assets	3,711	3,769	11,195	11,270
Impairment of intangible assets	—	—	4,506	—
Loss on removal of solar energy systems	1,169	—	1,169	—
Stock-based compensation	2,596	20,030	23,206	20,846
Amortization of deferred financing costs	885	855	2,557	1,522
Noncash contributions for services	—	62	—	181
Noncash interest expense	—	1,403	—	4,280
Deferred income taxes	23,277	9,702	77,480	45,567
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(41)	(192)	(3,627)	(1,893)
Inventories	(130)	5	302	21
Prepaid expenses and other current assets	1,246	(2,682)	1,498	(11,610)
Prepaid tax asset, net	(48,758)	(22,017)	(135,951)	(45,817)
Other non-current assets, net	(762)	(5,079)	(990)	(11,350)
Accounts payable	5,519	(3,848)	6,570	1,243
Accounts payable—related party	(434)	(2,300)	(588)	(3,061)
Accrued compensation	102	565	3,713	(2,786)
Deferred revenue	23,010	660	25,761	1,340
Accrued and other current liabilities	10,858	1,680	21,785	7,788
Net cash used in operating activities	(21,046)	(46,654)	(144,635)	(104,871)
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for the cost of solar energy systems	(149,624)	(99,163)	(383,674)	(249,612)
Payment in connection with business acquisition, net of cash acquired	—	—	—	(12,040)
Payments for property and equipment	(1,880)	(2,908)	(5,282)	(3,056)
Change in restricted cash and cash equivalents	(524)	84	(6,656)	(1,516)
Purchase of intangible assets	(1,346)	(269)	(1,675)	(269)
Proceeds from U.S. Treasury grants	—	—	—	190
Net cash used in investing activities	(153,374)	(102,256)	(397,287)	(266,303)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from investment by non-controlling interests and redeemable non-controlling interests	63,288	83,417	232,071	240,863
Distributions paid to non-controlling interests and redeemable non- controlling interests	(6,457)	(3,552)	(17,146)	(5,484)
Proceeds from long-term debt	44,500	87,000	148,000	87,000
Proceeds from short-term debt	—	—	—	75,500
Payments on short-term debt	—	(75,500)	—	(75,500)
Payments for debt issuance costs	—	—	(3,078)	—
Proceeds from lease pass-through financing obligation	4,005	—	4,005	—
Proceeds from revolving lines of credit—related party	—	40,500	—	154,500
Payments on revolving lines of credit—related party	—	(40,500)	—	(141,500)
Principal payments on capital lease obligations	(1,530)	(695)	(3,600)	(1,810)
Proceeds from issuance of common stock	60	103,500	648	103,500
Payments for deferred offering costs	—	(4,341)	(589)	(5,784)
Excess tax effects from stock-based compensation	85	—	1,717	—
Net cash provided by financing activities	103,951	189,829	362,028	431,285
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(70,469)	40,919	(179,894)	60,111
CASH AND CASH EQUIVALENTS—Beginning of period	152,224	25,230	261,649	6,038
CASH AND CASH EQUIVALENTS—End of period	$81,755	$66,149	$81,755	$66,149

Vivint Solar, Inc.
Key Operating Metrics

	Three Months Ended
	September 30,	June 30,	March 31,
	2015	2015	2015

Installations	8,658	9,312	6,426
Megawatts installed	60.5	65.5	46.2
Cumulative installations	60,116	51,458	42,146
Cumulative megawatts installed	400.4	339.9	274.4
Estimated nominal contracted payments remaining (in millions)	$1,656.5	$1,442.5	$1,204.8
Estimated retained value under energy contract (in millions)	$616.6	$531.3	$442.8
Estimated retained value of renewal (in millions)	$176.0	$148.7	$117.2
Estimated retained value (in millions)	$792.6	$680.0	$560.0
Estimated retained value per watt	$1.98	$2.00	$2.05

Non-GAAP Earnings per Share (EPS) Before Noncontrolling Interests

We report GAAP EPS, which is based upon net income available (loss attributable) to common stockholders. We also report non-GAAP EPS. The difference between GAAP EPS and non-GAAP EPS is that non-GAAP EPS is based on net loss, which excludes net loss attributable to non-controlling interests and redeemable non-controlling interests. As we are in a net loss position for all periods reported, potentially issuable shares are excluded from the diluted EPS calculation since the effect would be antidilutive. Therefore, basic and diluted non-GAAP EPS are the same in each period presented.

Under GAAP accounting, we report net loss attributable to non-controlling interests and redeemable non-controlling interests to reflect our joint venture fund investors’ allocable share in the results of these joint venture investment funds. Net loss attributable to non-controlling interests and redeemable non-controlling interests is calculated based primarily on the hypothetical liquidation at book value, or HLBV, method, which assumes that the joint venture funds are liquidated at the reporting date, even though liquidation may or may not ever occur. Additionally the returns that will be allocated to the investors over the expected terms of the investment funds may differ significantly from the amounts calculated under the HLBV method. Accordingly, we also report non-GAAP EPS based on our losses before net loss attributable to non-controlling interests and redeemable non-controlling interests per share, which we view as a better measure of our operating performance.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

According to this definition, the non-GAAP loss before the allocation of loss attributable to non-controlling interests and redeemable non-controlling interests per share was ($0.47) and ($1.89) for the three and nine months ended September 30, 2015.

Vivint Solar, Inc.
Non-GAAP Net Loss per Share
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net loss	$(50,312)	$(51,693)	$(199,992)	$(127,847)
Net loss per share:
Basic and diluted	$(0.47)	$(0.66)	$(1.89)	$(1.68)
Weighted-average shares used in computing net loss per share:
Basic and diluted	106,492	78,428	105,932	76,160

Glossary of Definitions

“Installations” represents the number of solar energy systems installed on customers’ premises.

“MWs or megawatts” represents the DC nameplate megawatt production capacity.

“MW Booked” represents the aggregate megawatt nameplate capacity of solar energy systems that were permitted during the period net of cancellations in the period.

“MW Installed” represents the aggregate megawatt nameplate capacity of solar energy systems for which panels, inverters, and mounting and racking hardware have been installed on customer premises in the period.

“Nominal Contracted Payments Remaining” equals the sum of the remaining cash payments that Vivint Solar’s customers are expected to pay over the term of their agreements for systems installed as of the measurement date. For a power purchase agreement, Vivint Solar multiplies the contract price per kilowatt-hour by the estimated annual energy output of the associated solar energy system to determine the estimated nominal contracted payments. For a customer lease, Vivint Solar includes the monthly fees and upfront fee, if any, as set forth in the lease.

“Retained Value” represents the net cash flows, discounted at 6%, that Vivint Solar expects to receive from customers pursuant to long-term customer contracts net of estimated cash distributions to fund investors and estimated operating expenses for systems installed as of the measurement date. For purposes of the calculation, Vivint Solar aggregates the estimated retained value from the solar energy systems during the typical 20-year term of Vivint Solar’s contracts, which Vivint Solar refers to as estimated retained value under energy contracts, and the estimated retained value associated with an assumed 10-year renewal term following the expiration of the initial contract term, which Vivint Solar refers to as estimated retained value of renewal. To calculate estimated retained value of renewal, Vivint Solar assumes all contracts are renewed at 90% of the contractual price in effect at the expiration of the initial term.

“Retained Value per Watt” is calculated by dividing the estimated retained value as of the measurement date by the aggregate nameplate capacity of solar energy systems under long-term customer contracts that have been installed as of such date, and is subject to the same assumptions and uncertainties as estimated retained value.

“Undeployed Tax Equity Financing Capacity” represents a forecast of the amount of megawatts that can be deployed based on committed available tax equity financing for Energy Contracts.

###

Investor Contact:

Vivint Solar
Rob Kain
Vice President of Investor Relations
801-234-7066

ir@vivintsolar.com

Media Contact:

Vivint Solar
Casey Briggs
Public Relations
801-229-6443

pr@vivintsolar.com